UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 31, 2010
CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On December 31, 2010, the Company reached a binding settlement agreement with For Your Ease Only, Inc. (FYEO). Under terms of the agreement, the Company will pay FYEO $4.3 million in exchange for FYEO withdrawing its lawsuit seeking a declaration from the U.S. District Court for the Northern District of Illinois that FYEO did not infringe the Company’s patent covering anti-tarnish jewelry boxes, and claiming that the Company tortuously interfered with the relationship between FYEO and its retailer. FYEO will also dismiss its appeal pending in the Seventh Circuit Court of Appeals in a related case and will release any other claims.
The Company and FYEO have been competitors in the sale of jewelry boxes through a common retailer. The Company is exiting that business effective immediately and will no longer produce its PreZerve® product line which accounted for less than $2.0 million of the Company’s 2009 total sales. The Company will, however, continue to produce and market its activated carbon cloth for other applications.
The Company’s press release with respect to this announcement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
99.1	Press Release dated January 5, 2011

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)
Date: January 5, 2011	/s/ Richard D. Rose
(Signature)
Richard D. Rose Vice President, General Counsel and Secretary